UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On September 30, 2009, BearingPoint, Inc. (“BearingPoint”) and certain of its domestic U.S. subsidiaries (together with BearingPoint, the “Debtors”) filed their unaudited monthly operating report for the month ended August 31, 2009 (“Monthly Operating Report”), with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (In re BearingPoint, Inc, Case No. 09-10691 (REG)). A copy of this report is contained in the attached Exhibit 99.1 and is incorporated herein by reference.
     As previously announced, BearingPoint is pursuing the sale of all or substantially all of its businesses and assets to a number of parties. BearingPoint expects that these sale transactions will result in modification of the plan of reorganization filed with the Bankruptcy Court on February 18, 2009 and, if BearingPoint is successful in selling all or substantially all of its assets, in the liquidation of BearingPoint’s business and BearingPoint ceasing to operate as a going concern.
     On March 23, 2009, BearingPoint and certain of its subsidiaries entered into an Asset Purchase Agreement to sell a significant portion of their assets related to BearingPoint’s North American Public Services business to Deloitte LLP. On April 17, 2009, the Bankruptcy Court approved this sale. The closing of this transaction occurred on May 8, 2009. In connection with the closing, BearingPoint received net proceeds of approximately $322 million.
     On April 2, 2009, BearingPoint International Bermuda Holdings Limited, BearingPoint’s indirect subsidiary, entered into a Share Sale Agreement with PwC Advisory Co., Ltd. (“PwC Japan”), the Japanese member firm of the PricewaterhouseCoopers global network of firms, for the sale of BearingPoint’s consulting business in Japan to PwC Japan (the “PwC Japan Transaction”) for approximately $45 million. In addition, PwC Japan assumed the intercompany debt owed by certain non-debtor subsidiaries of BearingPoint to BearingPoint Co., Ltd. (Chiyoda-ku) (“BearingPoint Japan”). The closing of the PwC Japan Transaction occurred on May 11, 2009.
     On April 17, 2009, BearingPoint and certain of its subsidiaries entered into an Asset Purchase Agreement with PricewaterhouseCoopers LLP (“PwC”) pursuant to which BearingPoint agreed to sell a substantial portion of its assets related to its North American Commercial Services business unit, including Financial Services (collectively, the “CS Business”), to PwC and PwC agreed to assume certain liabilities associated with these assets (the “PwC U.S. Transaction”). In addition, affiliates of PwC also entered into definitive agreements to purchase the equity interests of BearingPoint Information Technologies (Shanghai) Limited (“BearingPoint China GDC”), a subsidiary of BearingPoint that operates a global development center in China (the “PwC China Transaction”), and certain assets of a separate global development center in India (the “PwC India Transaction,” and together with the PwC U.S. Transaction and the PwC China Transaction, the “PwC Commercial Services Transaction”).
     On April 27, 2009, the Bankruptcy Court approved bidding procedures in connection with an auction of all or substantially all of the assets of the CS Business and BearingPoint China GDC (the “Auction”). The Auction was held on May 27, 2009 and concluded on May 28, 2009. At a hearing on May 28, 2009, the Bankruptcy Court approved PwC as the winning bidder at the Auction. The aggregate purchase price for the PwC Commercial Services Transaction was $44 million (subject to certain contractual adjustments). The closing of the PwC U.S. Transaction occurred on June 15, 2009, and, as a result, PwC acquired the CS Business. The purchase price for the PwC U.S. Transaction was $39 million. BearingPoint anticipates that the PwC China Transaction and the PwC India Transaction will close within the next several months; however, there can be no assurance that the transactions will be completed.
     On July 9, 2009, BearingPoint and certain of its subsidiaries entered into a Stock Purchase Agreement (the “Brazil Stock Purchase Agreement”) with CSC Brazil Holdings LLC

(“CSC Brazil”) and Computer Sciences Corporation (together with CSC Brazil, “CSC”) for the sale of BearingPoint’s consulting business in Brazil. Pursuant to the Brazil Stock Purchase Agreement, CSC agreed to purchase BearingPoint, S.A. (“BearingPoint Brazil”), a wholly owned subsidiary of BearingPoint, through the purchase of all issued and outstanding shares of common stock of BearingPoint Brazil, for a purchase price of US $7.9 million (the “Brazil Transaction”). The Bankruptcy Court approved the Brazil Transaction on July 23, 2009. The consummation of the Brazil Transaction occurred on July 31, 2009.
     On July 17, 2009, BearingPoint, BE Holdings I CV, a subsidiary of BearingPoint, certain other affiliates of BearingPoint and BE Partners B.V., a newly formed company established by a significant majority of the managing directors of BearingPoint’s Europe, Middle East and Africa (“EMEA”) practice for the purpose of acquiring the EMEA practice from BearingPoint (the “Purchaser”), entered into an Agreement for the Sale and Purchase of the Share Capital of BearingPoint Europe Holdings B.V., BearingPoint’s European holding company (the “EMEA Share Sale Agreement”). Under the terms of the EMEA Share Sale Agreement, the Purchaser acquired all of BearingPoint’s EMEA practice for an aggregate purchase price of approximately US $69 million in total consideration (the “EMEA Transaction”). The EMEA Transaction was approved by the Bankruptcy Court on August 13, 2009 and was completed on August 28, 2009. The EMEA practice will continue to operate under the BearingPoint brand following the completion of the EMEA Transaction.
     On August 6, 2009, BearingPoint Australia Pty Limited (“BearingPoint Australia”), a wholly owned subsidiary of BearingPoint, entered into a Business Sale Agreement (the “Australian Business Sale Agreement”) with BPA MBO Pty Limited, BPA MBO Asset Pty Limited (as trustee for the BPA MBO Asset Unit Trust), BPA MBO Services Pty Limited and BPA MBO Trading Pty Limited (collectively, the “MBO team”) for the sale of the BearingPoint’s consulting business in Australia to local management. Pursuant to the Australian Business Sale Agreement, the MBO team agreed to purchase the business of BearingPoint Australia through the purchase and assumption of certain assets and liabilities of BearingPoint Australia and for a purchase price of AU$1,000 (exclusive of Australian Goods and Services Tax) (the “BearingPoint Australia Transaction”). Additional fees are payable by the MBO team pursuant to a Trademark License Agreement and Cross-License Agreement. The BearingPoint Australia Transaction was completed on September 4, 2009.
     In addition, BearingPoint is in negotiations with other interested parties and local management to sell its Latin America practices and various Asia Pacific practices (other than BearingPoint Brazil, BearingPoint Australia, BearingPoint Japan and BearingPoint China GDC) and is in the process of selling certain remaining assets there were not or will not be sold pursuant to other transactions. There can be no assurance that any of these transactions will be completed.
Cautionary Statement Regarding Financial and Operating Data
     BearingPoint cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of BearingPoint. The Monthly Operating Report has been prepared solely for the purpose of complying with the monthly reporting requirements of, and is in a format acceptable to, the Bankruptcy Court. The Monthly Operating Report is limited in scope and only covers a limited time period.
     The financial statements in the Monthly Operating Report were not audited or reviewed by independent accountants and were not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Monthly Operating Report presents condensed financial information of the Debtors and BearingPoint’s non-debtor subsidiaries, with its non-debtor foreign subsidiaries accounted for on an equity basis, rather than on a consolidated basis as required by GAAP.

     There can be no assurance that, from the perspective of an investor or potential investor in BearingPoint’s securities, the Monthly Operating Report is complete. The Monthly Operating Report may be subject to future adjustment and reconciliation. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in BearingPoint’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of BearingPoint’s financial condition or operating results for the period that would be reflected in BearingPoint’s financial statements or in its reports pursuant to the Exchange Act. The information set forth in the Monthly Operating Report should not be viewed as indicative of future results.
     The Monthly Operating Report and additional information about BearingPoint’s filing under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), including access to court documents and other general information about the Chapter 11 cases, are available online at BearingPoint’s case administration website located at http://www.bearingpointinfo.com.
Limitation on Incorporation by Reference
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. The filing of this Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by Regulation FD.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	BearingPoint, Inc. Monthly Operating Report for the month ended August 31, 2009, filed with the United States Bankruptcy Court for the Southern District of New York.
Forward-Looking Statements
     Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding BearingPoint’s bankruptcy and the sale of BearingPoint’s businesses. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of BearingPoint to continue as a going concern; (ii) risks and uncertainties associated with BearingPoint’s bankruptcy proceedings as a result of filing for reorganization under chapter 11 of title 11 of the Bankruptcy Code, including, without limitation, employee attrition, as well as Bankruptcy Court rulings and the outcome of BearingPoint’s bankruptcy proceedings in general; (iii) BearingPoint’s ability to obtain Bankruptcy Court approval with respect to the proposed sale of all or substantially all of its businesses, if required, and related changes to the plan of reorganization; (iv) the ability of BearingPoint to enter into definitive agreements with respect to the sale of the rest of its businesses and assets, and to consummate such sale transactions on favorable terms, if at all; (v) the ability of BearingPoint to satisfy conditions to the closing of any sale transactions; (vi) the ability of third parties to fulfill their obligations pursuant to sale agreements, including their ability to obtain financing under current financial market conditions; (vii) risks and uncertainties inherent in transactions involving the sale of all or substantially all of the businesses of BearingPoint, including, without limitation, the diversion of management attention from the operation of BearingPoint’s business and risks associated with any failure to consummate such sale transactions; (viii) the potential adverse impact of the chapter 11 proceedings on BearingPoint’s liquidity and results of operations; and (ix) claims made after the date that BearingPoint filed for bankruptcy and other claims that are not discharged in the chapter 11 proceedings. As a result, these statements speak only as of the date they were made, and BearingPoint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2009	BearingPoint, Inc.
	By:	/s/ David Johnston
David Johnston
Chief Financial Officer